Exhibit 99.1

QTS Realty Trust to Be Acquired by Blackstone Funds in $10 Billion Transaction

QTS Common Stockholders to Receive $78 Per Share in Cash

Represents a Premium of 21% to QTS’ Closing Stock Price of $64.49 on June 4, 2021

OVERLAND PARK, Kan. and NEW YORK – June 7, 2021 – QTS Realty Trust (NYSE: QTS) (“QTS” or “the Company”) and Blackstone (NYSE: BX), today announced that they have entered into a definitive agreement under which Blackstone Infrastructure Partners, Blackstone Real Estate Income Trust, Inc. and other long-term perpetual capital vehicles managed by Blackstone will acquire all outstanding shares of common stock of QTS Realty Trust for $78.00 per share in an all-cash transaction valued at approximately $10 billion1, including the assumption of debt. The purchase price represents a premium of 21% to QTS’ closing share price as of June 4, 2021 and a 24% premium to the volume weighted average share price over the last 90 days. The transaction was unanimously approved by the QTS Board of Directors and is expected to close in the second half of 2021.

Blackstone’s interest in acquiring QTS and its commitment to investing in its platform is a testament to the QTS team’s success in building a leading data center company. Blackstone’s expertise, resources and consistent access to capital will support QTS’ growth and help expand the reach of its data center solutions supporting new and existing customers. Upon completion of the transaction, the parties expect that QTS will continue to be led by its senior management team and maintain its corporate headquarters in Overland Park, Kansas.

“We are pleased to enter into this transaction with Blackstone, as it will deliver compelling, immediate and certain value to stockholders while positioning QTS to continue supporting customers’ expanding data center infrastructure needs,” said Philip Trahanas, Lead Director of the QTS Board of Directors. “The QTS Board regularly reviews the Company’s strategy and market opportunities to maximize stockholder value, and we are confident this transaction achieves that objective.”

“QTS is powered by its people and continues to set a new standard for service delivery in the data center industry,” said Chad Williams, Chairman and CEO of QTS. “We see a significant market opportunity for growth as hyperscale customers and enterprises continue to leverage our world-class infrastructure to support their digital transformation initiatives. We are confident this transaction is the right step to achieve our strategic objectives in our next phase of growth. I want to thank each of our QTS employees for their continued dedication to a culture of service to others, which has positioned QTS to enter into this transformative transaction.”

“We are delighted to back QTS and its world-class management team as they continue to scale the company to meet the rising demand for data centers. QTS aligns with one of Blackstone’s highest conviction themes – data proliferation – and the required investment makes it well suited as a long-term holding for our perpetual capital vehicles. We are committed to a strong, lasting partnership, leveraging Blackstone’s scale, reach, resources and access to capital to drive long-term growth at QTS,” said Greg Blank, Senior Managing Director, Blackstone Infrastructure Partners.

1 Includes estimated transaction costs and anticipated capital expenditures through transaction closing date.

“We are focused on investing in assets that are benefitting from strong, secular tailwinds, such as the rapid digitalization of data. QTS is a leading provider of data center solutions with a portfolio of high-quality assets in desirable markets, positioning it well to capitalize on these powerful trends in the data center space. We believe the vast expertise across our business will enable the QTS platform to succeed over the long-term,” said Tyler Henritze, Head of Acquisitions Americas for Blackstone Real Estate.

Transaction Terms, Timing and Approvals

The definitive merger agreement includes a 40-day “go-shop” period that will expire on July 17, 2021, subject to extension under certain circumstances, which permits QTS and its representatives to actively solicit and consider alternative acquisition proposals. QTS has the right to terminate the definitive merger agreement with Blackstone to enter into a superior proposal subject to certain terms and conditions of the definitive merger agreement. There can be no assurance that this process will result in a superior proposal, and QTS does not intend to disclose developments with respect to the go-shop process unless and until it determines such disclosure is appropriate or is otherwise required.

The transaction with Blackstone is expected to close in the second half of 2021, subject to approval by QTS’ stockholders and the satisfaction of other customary closing conditions.

Subject to and upon completion of the transaction, QTS’ common stock will no longer be listed on the New York Stock Exchange. QTS will be jointly owned by Blackstone Infrastructure Partners and Blackstone Real Estate Income Trust (“BREIT”).

Advisors

Jefferies LLC and Morgan Stanley & Co. LLC are acting as financial advisors to QTS, and Hogan Lovells US LLP and Paul, Weiss, Rifkind, Wharton & Garrison LLP are acting as legal counsel to QTS. Citigroup Global Markets Inc., Barclays, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC are acting as financial advisors to Blackstone, and Simpson Thacher & Bartlett LLP is acting as its legal counsel.

About QTS

QTS Realty Trust, Inc. (NYSE: QTS) is a leading provider of data center solutions across a diverse footprint spanning more than 7 million square feet of owned mega scale data center space within North America and Europe. Through its software-defined technology platform, QTS is able to deliver secure, compliant infrastructure solutions, robust connectivity and premium customer service to leading hyperscale technology companies, enterprises, and government entities. Visit QTS at www.qtsdatacenters.com, call toll-free 877.QTS.DATA or follow on Twitter @DataCenters_QTS.

About Blackstone

Blackstone is one of the world’s leading investment firms. We seek to create positive economic impact and long-term value for our investors, the companies we invest in, and the communities in which we work. We do this by using extraordinary people and flexible capital to help companies solve problems. Our $649 billion in assets under management include investment vehicles focused on private equity, real estate, public debt and equity, life sciences, growth equity, opportunistic, non-investment grade credit, real assets and secondary funds, all on a global basis. Further information is available at www.blackstone.com. Follow Blackstone on Twitter @Blackstone.

Additional Information and Where to Find It

In connection with the proposed transaction, QTS intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, QTS intends to mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. INVESTORS AND SECURITY HOLDERS OF QTS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT QTS FILES WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and any other documents filed by QTS with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov or at QTS’ website at www.qtsdatacenters.com or by writing to QTS Realty Trust, Inc., Attn: Investor Relations, 12851 Foster Street, Overland Park, KS 66213.

QTS and its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from QTS’ stockholders with respect to the proposed transaction. Information about QTS’ directors and executive officers and their ownership of QTS securities is set forth in QTS’ proxy statement for its 2021 annual meeting of stockholders on Schedule 14A filed with the SEC on March 18, 2021. To the extent holdings of QTS’ securities by directors and executive officers have changed since the amounts disclosed in QTS’ proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. You can obtain free copies of these documents at the SEC’s website at www.sec.gov or by accessing QTS’ website at www.qtsdatacenters.com. Additional information regarding the identity of participants in the solicitation of proxies, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

Cautionary Statement Regarding Forward Looking Statements

Some of the statements contained in this press release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events, or trends, expected benefits of the transaction or statements about future performance and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this press release reflect QTS’ and Blackstone’s (including BREIT) current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the ability of QTS to obtain stockholder or regulatory approvals required to consummate the proposed transaction; the satisfaction or waiver of other conditions to closing in the definitive agreement for the proposed transaction; unanticipated difficulties or expenditures relating to the proposed transaction; the response of customers and business partners to the announcement of the proposed transaction; potential difficulties in employee retention as a result of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction; the outcome of legal proceedings that may be instituted against QTS, its directors and others related to the proposed transaction; adverse economic or real estate developments in QTS’ markets or the technology industry; global, national and local economic conditions; risks related to QTS’ international operations; risks related to the COVID-19 pandemic, including adverse impacts on the economy and our and our customers’ business; significant increases in construction and development costs; the increasingly competitive environment in which QTS operates; defaults on, or termination or non-renewal of, leases by customers; decreased rental rates or increased vacancy rates; increased interest rates and operating costs, including increased energy costs; dependence on third parties to provide Internet, telecommunications and network connectivity to QTS’ data centers; QTS’ failure to qualify and maintain its qualification as a REIT; environmental uncertainties and risks related to natural disasters; financial market fluctuations; changes in real estate and zoning laws, revaluations for tax purposes and increases in real property tax rates; limitations inherent in QTS’ current and any future joint venture investments, such as lack of sole decision-making authority and reliance on QTS’ partners’ financial condition; and difficulties integrating the QTS business into Blackstone-managed vehicles or other challenges to achieve the expected benefits of the transaction.

While forward-looking statements reflect QTS’ and Blackstone’s (including BREIT) good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. QTS and Blackstone (including BREIT) disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause QTS’ future results or events to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in QTS’ Annual Report on Form 10-K for the year ended December 31, 2020 and in the other periodic reports QTS files with the SEC. For a further discussion of these and other factors that could cause BREIT’s future results or events to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in BREIT’s prospectus, its Annual Report on Form 10-K for the year ended December 31, 2020, and in the other periodic reports BREIT files with the SEC.

QTS Investor Relations Contact:

Stephen Douglas

EVP Finance

Ir@qtsdatacenters.com

QTS Media Contact:

Carter B. Cromley

(703) 861-8245

carter.cromley@qtsdatacenters.com

or

Andrew Siegel / Viveca Tress / Lucas Pers

Joele Frank

(212) 355-4449

Blackstone Media Contacts:

Paula Chirhart

(347) 463-5453

Paula.Chirhart@blackstone.com

or

Jeffrey Kauth

(212) 583-5395

Jeffrey.Kauth@Blackstone.com